Exhibit 10.2

First Amendment to Nautilus, Inc. 2005 Long Term Incentive Plan,

as adopted and approved by the Board of Directors of Nautilus, Inc. on October 30, 2006

Section 12(b) of the Nautilus, Inc. 2005 Long Term Incentive Plan is hereby amended to provide in its entirety as follows:

“(b)	If the outstanding Shares or other securities of Nautilus, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of Nautilus, the Committee shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price.”